SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

KNIGHT-RIDDER, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(2)	Aggregate number of securities to which transaction applies: N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4)	Proposed maximum aggregate value of transaction: N/A

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid: N/A

(2)	Form, Schedule or Registration Statement No.: N/A

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(4)	Date Filed: N/A

          Explanatory Note:  We are filing this Amendment No. 1 to the Knight Ridder Proxy Statement filed with the Securities and Exchange Commission on March 31, 2004 to correct an error.  A column labeled “Dec-03” was inadvertently omitted from the table immediately following the Company’s performance graph.  The table has been corrected, as reflected on page 23 of the revised Proxy Statement.  There are no other revisions, corrections or amendments to the Knight Ridder Proxy Statement filed on March 31, 2004.

50 West San Fernando Street, Suite 1500, San Jose, CA 95113

        Dear Shareholders:

        It is my pleasure to invite you to Knight Ridder’s 2004 Annual Meeting of Shareholders.

        We will hold the Annual Meeting on Tuesday, May 4, 2004, at 9:30 a.m. (Pacific time) in The Fairmont Hotel, 170 South Market Street, San Jose, California. The Fairmont is immediately adjacent to our corporate headquarters. We will ask you to vote on the election of members to our Board of Directors and the ratification of the selection of our independent auditors for 2004. In addition to the formal items of business, the Company’s senior management and I will review the major developments of 2003 and answer your questions. Members of the Board of Directors will also be present.

        This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting and provides information about Knight Ridder.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. You may vote your shares by mail, telephone or Internet. If you attend the Annual Meeting and prefer to vote in person, you may do so.

        I look forward to seeing you at the Annual Meeting.

Sincerely,

Tony Ridder
Chairman of the Board and
Chief Executive Officer

March 31, 2004

KNIGHT RIDDER
50 WEST SAN FERNANDO STREET
SUITE 1500
SAN JOSE, CA 95113

NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD TUESDAY, MAY 4, 2004

        Dear Shareholders:

        We will hold the 2004 Annual Meeting of Shareholders of Knight-Ridder, Inc. at 9:30 a.m. (Pacific time) on Tuesday, May 4, 2004, at The Fairmont Hotel, 170 South Market Street, San Jose, California. At this meeting, we will ask you to:

        1.    Elect four directors;

        2.    Ratify the appointment of Ernst & Young LLP as independent auditors of the Company for 2004;

        3.    Transact any other business properly before the meeting or any adjournments or postponements thereof.

        All of these items of business are more fully described in the accompanying Proxy Statement. Also enclosed is our 2003 Annual Report to Shareholders, which includes the Company’s Report on Form 10-K for the fiscal year ended December 28, 2003.

        Shareholders of record at the close of business on March 15, 2004 will be entitled to vote at the Annual Meeting and any adjournments thereof. A list of such shareholders will be available for inspection at the Annual Meeting and for ten days prior to the Annual Meeting at the Company’s headquarters located at 50 West San Fernando Street, Suite 1500, San Jose, California, between the hours of 9:00 a.m. and 5:00 p.m. (Pacific time).

        We hope you will attend the Annual Meeting. However, if you cannot, we encourage you to vote the enclosed proxy — either by mail, telephone, or Internet — as soon as possible. If you later decide to attend the Annual Meeting, you may revoke the proxy and vote in person.

By Order of the Board of Directors

Polk Laffoon
Vice President/Corporate Relations
and Corporate Secretary

March 31, 2004

50 West San Fernando Street, Suite 1500, San Jose, CA 95113

PROXY STATEMENT OF KNIGHT RIDDER
2004 Annual Meeting of Shareholders

Information About the Meeting, Voting and Proxies

Why did you send me this Proxy Statement?

        We — the Board of Directors of Knight Ridder — sent you this Proxy Statement and the enclosed proxy card because we are soliciting your proxy to vote at the 2004 Annual Meeting of Shareholders to be held at 9:30 a.m. (Pacific time) on Tuesday, May 4, 2004, at The Fairmont Hotel, 170 South Market Street, San Jose, California. Certain officers, directors and other employees of the Company and D.F. King & Co., our proxy solicitor, may also solicit proxies on our behalf by mail, telephone, fax, Internet or in person.

        This Proxy Statement summarizes the information you need to vote at the Annual Meeting. You do not need to attend the meeting, however, to vote your shares. You may either return the enclosed proxy card by mail, or vote by telephone or via the Internet.

        We began mailing this Proxy Statement, along with the proxy card and 2003 Annual Report, on or about March 31, 2004 to all shareholders of record as of March 15, 2004 (the record date). On March 15, 2004, 79,404,260 shares of the Company’s common stock were outstanding.

Who is entitled to vote?

        Only shareholders of record at the close of business on March 15, 2004 are entitled to vote. Your proxy card shows the number of shares you held on that date. Each share of the Company’s common stock is entitled to one vote on all matters specifically listed in the Proxy Statement.

How do I vote?

        There are four methods. You may vote by completing and mailing your proxy card, by telephone, Internet or in person at the Annual Meeting.

How do I vote by proxy?

        To vote by proxy, you may either:

•	Complete, sign and date the enclosed proxy card and return it in the prepaid envelope provided; or

•	Call the toll-free telephone number on the proxy card and follow the recorded instructions; or

•	Access The Bank of New York’s secure website registration page through the Internet at www.proxyvotenow.com/kri, as identified on the proxy card, and follow the instructions.

        Shares that are registered in your name may be voted by any of the three methods described above. Please note that the Internet and telephone voting facilities for shareholders of record will close at 5:00 p.m. (Eastern time) on May 3, 2004. If your shares are held in “street name” through your broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee describing how to vote your shares. You should contact your broker, bank or other nominee right away to determine their specific voting procedures.

        If you make specific choices and sign and return your proxy card before the Annual Meeting, or timely deliver your proxy by telephone or the Internet, your shares will be voted as you have directed. If you sign and return the proxy card but do not make specific choices, the proxyholders will vote your shares as follows:

•	"For" the election of the four nominees for director; and

•	“For” the ratification of the appointment of Ernst & Young LLP as independent auditors for 2004.

How do I vote in person?

        If you are a shareholder of record and prefer to vote your shares at the Annual Meeting, you should bring the enclosed proxy card or proof of identification. If your shares are held beneficially in the name of a bank, broker or other nominee and you plan to attend the Meeting, you must present proof of your ownership of Knight Ridder stock, such as a bank or brokerage account statement, to be admitted to the Annual Meeting. The account statement must show that you were the beneficial owner of the shares on March 15, 2004. You may vote shares held in “street name” at the Annual Meeting only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

How does the Board of Directors recommend voting?

        The Board recommends voting:

•	"For" the election of the four nominees for director; and

•	“For” the ratification of the appointment of Ernst & Young LLP as independent auditors for 2004.

Can I vote on other matters?

        The Company’s by-laws limit the matters presented at our annual meeting to (1) those in the notice of the meeting, (2) those that the Board of Directors has properly caused to be presented and (3) those brought by a shareholder of record entitled to vote at the meeting so long as the shareholder has notified the Corporate Secretary in writing (at our principal office) not later than 120 days before the anniversary of the prior year’s proxy statement. The notice by such shareholder must briefly describe (i) the business to be brought, the reasons and any material interest the shareholder has in the business; (ii) give the shareholder’s name and address; and (iii) represent that the shareholder is a holder of record entitled to vote, or intends to be a holder on the record date (giving the number of shares and class) and intends to be at the meeting in person or by proxy to present the business.

        We have not received such a notice from a shareholder and we do not expect any matters not listed in the Proxy Statement to come before the meeting. If any other matter is presented, your signed proxy card (or comparable telephone or Internet voting instructions) gives the individuals named as proxyholders the authority to vote your shares.

Is my vote confidential?

        Yes.    Only the inspector of election, The Bank of New York, will have access to your card.

May I revoke my proxy?

        Yes.    You may change your mind after you send in your proxy card by following any of these procedures. To revoke your proxy:

•	Send in another signed proxy card with a later date; or

•	Send a letter revoking your proxy to our Corporate Secretary at 50 West San Fernando Street, Suite 1500, San Jose, CA 95113; or

•	Attend the Annual Meeting and vote in person.

        If you voted by telephone or Internet, you may revoke your proxy by re-voting in the same manner. Only the last vote that you enter by telephone or Internet will be counted. Alternatively, you may attend the Annual Meeting and vote in person.

Who counts the votes?

        The Bank of New York will tabulate the votes and act as inspector of election.

What does “beneficial owner” mean?

        Under the Securities and Exchange Commission’s (“SEC”) definition, you are a “beneficial owner” of shares if you have sole or shared voting or investment power over the shares.

How do employees who participate in the Company’s Investment Savings 401(k) Plans, Annual Incentive Deferral Plan or the Employees Stock Purchase Plan vote?

        If you participate in the Knight Ridder Investment Savings Plan or another 401(k) plan available to employees in your business unit, the Knight Ridder Annual Incentive Deferral Plan or the Knight Ridder Employees Stock Purchase Plan, you will receive voting instructions instead of a proxy card. Vanguard, as trustee of the 401(k) plans and the Annual Incentive Deferral Plan, and E*Trade Securities LLC, as nominee of the Employees Stock Purchase Plan, are the shareholders of record of your plan shares and will vote those shares according to the instructions that you provide by mail, telephone or the Internet.

•	If you provide instructions to the plan trustees and/or nominee, as applicable, by April 29, 2004, they will vote the shares as you have directed.

•	If you do not provide voting instructions to the plan trustees and/or nominee by April 29, 2004, they will vote the shares credited to your account in the same proportion as those that have been voted by other plan participants.

What does it mean if I get more than one proxy card?

        Your shares are probably registered in more than one account. Sign and return all proxy cards to ensure that all your shares are voted. Please have all of your accounts registered in the same name and address. You may do this by contacting our transfer agent, The Bank of New York, at 1-800-524-4458.

What vote is required to approve the proposals?

        The nominees receiving the most votes are elected as directors. As a result, if you withhold your authority to vote for any nominee, your vote will not count for or against the nominee, nor will a broker “non-vote” count for or against the nominee. Approval of all other proposals requires that the votes cast in favor exceed the votes cast against. Abstentions and broker non-votes will not affect the outcome of these proposals.

What is a quorum?

        The holders of shares entitled to exercise a majority of the voting power present in person or by proxy constitutes a quorum. Abstentions and broker non-votes are included in determining whether a quorum exists.

Who is paying for this proxy solicitation?

        The Company will pay for the solicitation of proxies, including D. F. King’s estimated fee of $9,000 plus out-of-pocket expenses. The Company also will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of the Company’s stock.

How do I obtain a printed copy of the Proxy Statement, Annual Report or Form 10-K?

        You may also elect to receive future proxy statements and annual reports via the Internet instead of receiving paper copies in the mail. You may choose this option by marking the appropriate box on your proxy card or by following the instructions provided if you vote by telephone or Internet. If you choose this option, you will receive a proxy card in the mail next year with instructions containing the Internet address to those materials. Your choice will remain in effect until you notify us otherwise.

Where can I find voting results?

        Preliminary voting results will be announced at the Annual Meeting. The Company will publish the final voting results in its Form 10-Q for the second quarter of 2004. You will also be able to find the results on the Company’s website at www.kri.com.

How can shareholders communicate with the Board of Directors?

        Shareholders may communicate with the Board by writing to the Board of Directors, care of the Corporate Secretary, Knight Ridder, 50 West San Fernando Street, Suite 1500, San Jose, CA 95113. The Corporate Secretary will forward any such correspondence to the entire Board of Directors.

Whom should I call if I have any questions?

        Call the Corporate Secretary, Polk Laffoon, at 408-938-7838. If you have questions about your ownership of Knight Ridder stock, call Sharon Orlando, Manager of Shareholder Services and Corporate Records, at 408-938-7713.

Information About Knight Ridder Stock Ownership

Principal Holders of the Company’s Stock

        The following table sets forth all persons known to the Company to be the beneficial owners of more than 5% of the Company’s common stock as of March 15, 2004. As of March 15, 2004, there were 79,404,260 shares of the Company’s common stock outstanding.

Name and Address of Beneficial Owners of Common Stock	Shares Beneficially Owned	Percent of Class

Private Capital Management 8889 Pelican Bay Boulevard, Suite 500 Naples, FL 34108	8,446,755 (1)	10.6%
Southeastern Asset Management, Inc. 6410 Poplar Avenue, #900 Memphis, TN 38119	6,953,200 (2)	8.8%
Harris Associates, L.P. Two North LaSalle Street, Suite 500 Chicago, IL 60602	6,114,101 (3)	7.7%
Capital Research and Management Company South Hope Street Los Angeles, CA 90071	4,053,400 (4)	5.1%

(1)	According to a Schedule 13G/A filed March 10, 2004, Private Capital Management, a registered investment adviser, has shared voting power and shared dispositive power over all of the shares.
(2)

According to a Schedule 13G/A filed February 10, 2004, Southeastern Asset Management, Inc., a registered investment adviser, has sole voting power over 3,134,200 shares, shared voting power over 2,973,300 shares, no voting power over 845,700 shares, sole dispositive power over 3,969,100 shares, shared dispositive power 2,973,300 shares and no dispositive power over 10,800 shares.

(3)

According to a Schedule 13G/A filed February 13, 2004, Harris Associates, L.P., a registered investment adviser, has shared voting power over all shares, sole dispositive power over 2,591,601 shares and shared dispositive power over 3,522,500 shares.

(4)

According to a Schedule 13G/A filed February 13, 2004, Capital Research and Management Company, a registered investment advisor, has no voting power over any of the shares and sole dispositive power over all the shares.

Stock Ownership of Directors and Executive Officers

        The following table sets forth the number of shares of the Company’s common stock beneficially owned as of March 1, 2004 by each director, nominee and executive officer named in the Summary Compensation Table, and by all directors, nominees and executive officers as a group. Except as noted, each person has sole voting and investment power over the shares shown in the table.

Name	Shares Other Than Option Shares	Shares Subject to Options (1)	Total Shares Beneficially Owned		Other Common Stock Equivalents (5)

Mary Jean Connors	40,610	320,334	360,944	(2)	13,282
Gary R. Effren	9,538	114,334	123,872		2,871
Mark A. Ernst	0	0	0		0
Kathleen Foley Feldstein	3,222	12,001	15,223		3,175
Thomas P. Gerrity	1,977	10,001	11,978	(2)	3,175
Ronald D. Mc Cray	1,131	0	1,131		154
Patricia Mitchell	999	1,334	2,333		613
M. Kenneth Oshman	33,954	14,001	47,955	(3)	4,180
Vasant Prabhu	516	0	516		151
P. Anthony Ridder	667,992	618,334	1,286,326	(2)	0
Steven B. Rossi	20,637	288,333	308,970	(2)	11,585
Gonzalo F. Valdes-Fauli	3,502	14,001	17,503		4,351
John E. Warnock	1,661	1,334	2,995		768
Gordon Yamate	8,936	85,000	93,936		0
All directors and executive officers as a group (28 persons including those named above)	890,223	2,004,946	2,895,169	(4)	51,648

(1)	Shares that directors and executive officers have the right to acquire by exercising options within 60 days of March 1, 2004.
(2)

Includes shares owned by, or jointly with spouses as follows: (a) 2,736 shares owned by Ms. Connor’s husband; (b) 1,977 shares jointly owned by Mr. Gerrity and his wife; (c) 3,331 shares owned by Mr. Ridder’s wife, 898 shares jointly owned by Mr. Ridder and his wife, 16,542 shares held in a trust of which Mrs. Ridder is the trustee, and 530,000 shares held in a family limited partnership of which Mr. Ridder is the general partner and has a pecuniary interest in 50,000 of the shares; and (d) 4,760 shares jointly owned by Mr. Rossi and his wife. Ms. Connors and Mr. Ridder disclaim beneficial ownership of the shares owned by their respective spouses. Messrs. Ridder and Rossi share voting and investment power with their respective spouses as to those shares jointly owned.

(3)

Includes 30,000 shares owned by a partnership in which Mr. Oshman has a 97% income interest. Mr. Oshman has the power to vote these shares and the power to direct their disposition and he claims beneficial ownership as to 97% of the shares.

(4)

Except for Mr. Ridder who beneficially owned 1.6% of the Company’s common stock, no director or executive officer beneficially owned more than 1% of the Company’s common stock. All directors and executive officers as a group owned 3.7% of the Company’s common stock.

(5)	Includes common stock units held in Knight Ridder stock accounts under the Company’s Annual Incentive Deferral Plan and Compensation Plan for Nonemployee Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

        The Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that the Company’s directors, executive officers and persons who beneficially own more than 10% of the Company’s common stock (i.e., insiders) file reports of ownership and changes in ownership of the Company’s equity securities with the SEC and the New York Stock Exchange (“NYSE”) and furnish the Company with copies of such reports. Based on its review of copies of these reports, the Company believes that during 2003 all directors, executive officers and persons who beneficially own more than 10% of the Company’s common stock filed on a timely basis all reports required of them.

Item 1: Election of Directors

How is the Board structured?

        The Company’s Board of Directors is divided into three classes, generally serving staggered three-year terms so that the term of one class expires at each annual meeting. The Company’s Board of Directors currently consists of ten directors. Four directors will be elected at this year’s annual meeting, three to hold office until the 2007 Annual Meeting of Shareholders and one to hold office until the 2005 Annual Meeting of Shareholders. The other six directors who were elected at prior annual meetings will continue to serve for their respective terms. The age of each of the directors listed below is as of February 1, 2004.

Who is nominated to stand for election?

        The individuals nominated by the Board of Directors to stand for election at the 2004 Annual Meeting for three-year terms are Kathleen Foley Feldstein, Thomas P. Gerrity and Gonzalo F. Valdes-Fauli. The Board has also nominated Mark Ernst (who filled a vacancy created by the resignation of Randall Tobias on September 22, 2003) to stand for election at the 2004 Annual Meeting for a one-year term. Therefore, shareholders will vote on three nominees for terms expiring in 2007 and one nominee for a term expiring in 2005.

How will proxies be voted?

        Proxies will be voted for the election of the four nominees of the Board of Directors unless instructions are given to withhold authority to vote for one or more of the nominees.

        Although it is not contemplated that any nominee will decline or be unable to serve, the shares will be voted by the proxyholders in their discretion for another person should that occur, however, the proxies may not be voted for a greater number of persons than four.

        The Board of Directors recommends that shareholders vote FOR each of the following nominees.

Nominees for Election for a Three-Year Term Expiring in 2007

KATHLEEN FOLEY FELDSTEIN, age 62 President Economics Studies, Inc.	Director since 1998
Ms. Feldstein has served as President of Economics Studies, Inc., a private consulting firm, since 1987. She serves as a director of Bank of America Corporation, Bell South Corporation, and Ionics Corporation. She is also a Trustee of the Committee for Economic Development, the Museum of Fine Arts, Boston and McLean Hospital.

THOMAS P. GERRITY, age 61 Professor of Management and Operations and Information Management The Wharton School	Director since 1998
Mr. Gerrity has served as Professor of Management at the Wharton School of the University of Pennsylvania since 1990 and Dean from 1990 to 1999. Mr. Gerrity serves as a director of CVS Corporation, Fannie Mae, Sunoco, Hercules Incorporated and Internet Capital Group, Inc.

GONZALO F. VALDES-FAULI, age 57 Retired Vice-Chairman Barclays Capital	Director since 1992
Mr. Valdes-Fauli is a retired Vice-Chairman of Barclays Capital, the investment banking division of Barclays Bank, London, England. Mr. Valdes-Fauli served as a member of the management committee of Barclays Capital from 1988 to 2001. He was Group Chief Executive of Barclays Bank Latin America from 1988 to 2001. He is a director of Blue Cross/Blue Shield of Florida, Chairman of the Board of Directors of Broadspan Capital, LLC and Chairman of Banco Mercantil, Dominican Republic. Mr. Valdes-Fauli is a Trustee of the University of Miami.
Nominee for a One-Year Term Expiring in 2005
MARK A. ERNST, age 45 Chairman, President & Chief Executive Officer H&R Block, Inc.	Director since 2004
Mr. Ernst has served as Chairman of the Board of Directors of H&R Block, Inc., a provider of tax preparation, mortgage services and financial products and services, since 2002, Chief Executive Officer since 2001, President since 1999, Chief Operating Officer from September 1998 through December 2000 and Executive Vice President from September 1998 until September 1999. Prior to joining H&R Block, Inc. Mr. Ernst served as a senior executive with American Express Company. Mr. Ernst is a director of Great Plains Energy Incorporated and a member of the University of Missouri-Kansas City Board of Trustees.
Directors Continuing in Office Until 2006
RONALD D. MC CRAY, age 46 Senior Vice President - Law and Government Affairs Kimberly-Clark Corporation	Director since 2003
Mr. Mc Cray has served as Senior Vice President – Law and Government Affairs of Kimberly-Clark Corporation, a global health and hygiene company which produces tissue, personal care and health care products, since 2003. He is responsible for legal management, corporate governance and internal audit matters. Mr. Mc Cray has held a variety of positions with Kimberly-Clark since 1987, including Vice President/Associate General Counsel and Secretary from 2001 to 2003, Vice President/Chief Counsel and Secretary from 1999 to 2001, Vice President and Chief Counsel (Latin American and Neenah Operations) from 1996 to 2001.

PATRICIA MITCHELL, age 61 President and Chief Executive Officer Public Broadcasting Service	Director since 2002
Ms. Mitchell has served as the President and Chief Executive Officer of the Public Broadcasting Service, a private, nonprofit corporation whose members are American public television stations, since March 2000. Prior to that she served as President of CNN Productions and Time Inc. Television at Time Warner from 1992 to 2000. Ms Mitchell serves as a director of Bank of America Corporation and is a member of the Board of Trustees of the Sundance Institute and the Women’s Leadership Advisory Council of the Kennedy School of Government.

M. KENNETH OSHMAN, age 63 Chairman and Chief Executive Officer Echelon Corporation	Director since 1996
Mr. Mc Cray has served as Senior Vice President – Law and Government Affairs of Kimberly-Clark Corporation, a global health and hygiene company which produces tissue, personal care and health care products, since 2003. He is responsible for legal management, corporate governance and internal audit matters. Mr. Mc Cray has held a variety of positions with Kimberly-Clark since 1987, including Vice President/Associate General Counsel and Secretary from 2001 to 2003, Vice President/Chief Counsel and Secretary from 1999 to 2001, Vice President and Chief Counsel (Latin American and Neenah Operations) from 1996 to 2001.
Directors Continuing in Office Until 2005
VASANT PRABHU, age 44 Executive Vice President and Chief Financial Officer Starwood Hotels & Resorts Worldwide, Inc.	Director since 2003
Mr. Prabhu has served as Executive Vice President and Chief Financial Officer of Starwood Hotels & Resorts Worldwide, Inc., a hotel and leisure company, since January 2004. Previously, Mr. Prabhu served as Executive Vice President/Chief Financial Officer and President/E-Commerce of Safeway, Inc. from 2000 through December 2003, President/Information and Media Group at McGraw-Hill Companies from 1998 to 2000, and in various finance roles at PepsiCo, Inc. from 1992 to 1998.

P. ANTHONY RIDDER, age 63 Chairman of the Board and Chief Executive Officer Knight-Ridder, Inc	Director since 1987
Mr. Ridder has served as Chief Executive Officer and Chairman of Knight Ridder since 1995, as President of the Company from 1989 to 1995, and as President of the Newspaper Division of the Company from 1986 to 1995. Mr. Ridder joined the San Jose Mercury News in 1964, served as General Manager from 1975 until 1977 and Publisher from 1977 to 1986. Mr. Ridder is a director of the Associated Press and Newspaper Association of America and is a member of the Board of Trustees of the University of Santa Clara and the Advisory Board of the Graduate School of Business at Stanford University.

JOHN E. WARNOCK, age 62 Co-Chairman Adobe Systems, Inc.	Director since 2001
Mr. Warnock is a founder of Adobe Systems, Inc., a developer of software solutions for network publishing, and has served as Chairman since 1989. Since 1997, Mr. Warnock has shared the position of Chairman with Charles M. Geschke. Mr. Warnock served as Chief Executive Officer of Adobe Systems, Inc. from 1982 through December 2000 and Chief Technical Officer from December 2000 to March 2001. Mr. Warnock is a director of Salon Media Group, Inc. and a member of the Board of Trustees of the American Film Institute and Folger Shakespeare Library.

Corporate Governance at Knight Ridder

        The Board of Directors is responsible for overseeing the Company’s affairs for the benefit of its shareholders. The principal functions of the Board and its committees (as more fully described in the corporate governance guidelines adopted by the Board and available on the Company’s website at www.kri.com) are to:
•	Review and approve specific corporate actions as required by law and by applicable stock exchanges and/or trading systems on which the Company’s shares are listed or traded;

•	Select, regularly evaluate and, as necessary, replace the chief executive officer; determine senior management compensation; and review executive succession planning;

•	Review and, where appropriate, approve major strategies, financial objectives and other plans of the Company;

•	Advise management on specific issues facing the Company;

•	Oversee processes for evaluating the adequacy of internal controls, risk management, financial reporting and compliance, and satisfy itself as to the adequacy of such processes; and

•	Nominate directors and ensure that the structure and practices of the board provide for sound corporate governance.

Director Independence

        Currently, the Board consists of ten members, nine of whom the Board has determined are “independent” under the rules of the NYSE. Mr. Ridder, the Company’s Chairman and Chief Executive Officer, is the only non-independent director on the Board. Under the NYSE rules, a director is considered “independent” if the Board affirmatively determines that he or she has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. The NYSE rules permit the adoption of, and the Board has adopted, categorical standards to assist it in making determinations of independence. Under these standards, the Board has determined a director will not be considered independent if any of the following standards apply:

•	he or she is, or has been, an employee of the Company or an affiliate of the Company during the last three years;

•	he or she receives, or has received, any direct compensation from the Company or from an affiliate of the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) during the last three years;

•	he or she is, or has been, affiliated with or employed in a professional capacity by the present or former internal or external auditor of the Company during the last three years;

•	he or she is, or has been, employed as an executive officer of another company where any of the Company’s present executives serve or have served on that other company’s compensation committee during the last three years;

•	he or she is an executive officer or an employee of a company that makes payments to, or receives payments from, the Company for property or services in an amount that, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues during the last three years; and

•	he or she has any immediate family members who (i) serve or have served as an executive officer of the Company or an affiliate of the Company during the last three years, (ii) receive or have received direct compensation of more than $100,000 per year from the Company or an affiliate of the Company during the last three years or (iii) satisfy the criteria set forth in the third through fifth bullet points above.

Executive Sessions of the Board

        On a regular basis, including annually when it reviews Mr. Ridder’s performance, the non-management Board members meet in executive session without Mr. Ridder or other members of management. Although the Board does not formally designate a presiding director for such executive sessions, the non-management Board members may designate a director to chair the meeting whenever they believe that would be useful. Absent such a designation, the chairs of each of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee rotate as the presiding director of such meetings. Interested parties may provide their concerns to the Company’s non-management directors by writing to the Presiding Director, care of the Corporate Secretary, Knight Ridder, 50 West San Fernando Street, Suite 1500, San Jose, CA 95113. The Corporate Secretary will forward all such correspondence to each of the non-management Board members.

Board Committees and Attendance

        Each director is expected to attend all meetings of the Board and all meetings of Board committees of which the director is a member. Directors are also expected to attend the Company’s annual meeting. In 2003, all but one of the Company’s ten directors attended the annual meeting. During fiscal year 2003, the Board of Directors met four times and the committees of the Board held a total of 14 meetings. Each of the nominees for election at the Annual Meeting and each of the continuing directors attended at least 75% of the meetings of the Board and of the committees of the Board on which he or she served, with the exception of Mr. Ernst who joined the Board effective February 6, 2004.

        The Board currently has five active standing committees: Audit, Compensation, Nominating and Corporate Governance, Environmental Affairs and Executive. All of these committees are comprised of non-employee directors who are “independent” in accordance with the NYSE’s listing standards except for the Environmental Affairs and Executive Committees on which Mr. Ridder, the Company’s Chairman and Chief Executive Officer, serves. The Audit, Compensation and Nominating and Corporate Governance Committees operate under written charters which are available on the Company’s website at www.kri.com. Below is a brief description of each committee.

Audit Committee

Members	Principal Functions		Meetings in 2003
Gonzalo Valdes-Fauli, Chair Kathleen Foley Feldstein Vasant Prabhu John Warnock	•	Ensures that the Company conducts its business in conformance with appropriate legal and regulatory standards and requirements.	8*
	•	Annually selects, appoints, evaluates, determines the compensation of, and retains the independent auditors, reviews the services to be performed by the independent auditors and the terms of their engagement, exercises oversight of their activities and, where appropriate, terminates and/or replaces the independent auditors.
	•	Reviews with management and the independent auditors the Company’s quarterly and annual periodic reports and other financial disclosures such as earnings releases.
	•	Reviews the results of each external audit and considers the adequacy of the Company’s internal controls.
	•	Determines the duties and responsibilities of the internal auditors, reviews the internal audit program, and oversees other activities of the internal auditing staff.
	•	Prepares a report to shareholders included in the Company’s annual proxy statement.

* Management and the independent auditors also met with the Committee chair four times in 2003 to review earnings releases.

Compensation Committee
Members	Principal Functions		Meetings in 2003
M. Kenneth Oshman, Chair Thomas P. Gerrity Patricia Mitchell Gonzalo Valdes-Fauli	•	Administers the Company's incentive compensation plans and its stock option plans, including the review and grant of stock options to all eligible employees and directors.	5
	•	Reviews and approves corporate goals and objectives relevant to Mr. Ridder’s compensation, evaluates his performance, and together with the other independent directors, determines and approves Mr. Ridder’s compensation.
	•	After receiving input from the chief executive officer, makes recommendations to the Board regarding non-chief executive officer compensation, incentive compensation plans and equity-based plans.
	•	Oversees the selection of the chief executive officer and recommends to the Board the process by which a new chief executive officer is selected.
	•	Prepares a report to shareholders included in the Company’s annual proxy statement.

Nominating and Corporate Governance Committee
Members	Principal Functions		Meetings in 2003
Kathleen Foley Feldstein, Chair Thomas P.Gerrity Ronald D. Mc Cray M. Kenneth Oshman John Warnock	•	Makes recommendations to the Board regarding the size and composition of the Board.	1
	•	Establishes procedures for the nomination process and recommends candidates for election to the Board.
	•	Makes committee assignments and selects committee chairs.
	•	Reviews and reports to the Board on corporate governance matters.
	•	Reviews and makes recommendations to the Board regarding non-employee director compensation (including equity plans).
	•	Oversees the evaluation of the Board and management.

        In accordance with its charter, when a vacancy exists on the Board, the Nominating and Corporate Governance Committee identifies and evaluates potential director candidates and recommends to the Board individuals to fill such vacancy either through appointment by the Board or through election by shareholders. The Committee considers recommendations of management, shareholders and others. The Committee has the sole authority to retain and terminate any consultants or search firms used to identify director candidates.

        All shareholder recommendations for Board nominees must be submitted to the Corporate Secretary in writing at the Company’s principal office not later than 120 days before the anniversary of the prior year’s proxy statement in the case of an annual meeting and in the case of a special meeting, the close of business on the tenth day following the date on which the Company first publicly discloses the date of the special meeting. The notice must (i) give the shareholder’s name and address and those of the person(s) to be nominated; (ii) represent that the shareholder is a holder of record entitled to vote, or intends to be a holder on the record date (giving the number of shares and class) and intends to be at the meeting in person or by proxy to make the nomination(s); (iii) describe any arrangements between the shareholder, the nominee(s) and any other person(s) (naming the person(s)) pursuant to which the nomination is made; (iv) provide any other information about the nominee(s) that must be disclosed in proxy solicitations under the Exchange Act; and (v) include the consent of each nominee to serve as a director if elected.

        When evaluating a potential director candidate, the Committee considers such criteria as it deems appropriate, including a candidate’s judgment, skill, diversity, experience with businesses and other organizations of comparable nature or size, and the interplay of a candidate’s experience with the experience of other Board members. This evaluation process is the same for nominees submitted by our shareholders.

        At the 2004 Annual Meeting, shareholders will consider the nomination of Mark A. Ernst who is the only nominee not previously elected by our shareholders. A search firm brought Mr. Ernst to the attention of the Company and the Committee. In evaluating Mr. Ernst, the Committee considered, among other things, Mr. Ernst’s experience as a chief executive officer and the geographic diversity he would bring to the Board. After meeting with Mr. Ernst, Ms. Feldstein, the Committee chair, and Mr. Ridder recommended to the Committee that it recommend the election of Mr. Ernst to the full Board. Mr. Ernst joined the Board effective February 6, 2004.

        The Committee did not receive any recommendations from shareholders proposing candidates for election at the 2004 Annual Meeting.

Environmental Affairs Committee

Members	Principal Functions	Meetings in 2003
Patricia D. Mitchell, Chair Ronald D. Mc Cray Vasant Prabhu P. Anthony Ridder	Oversees the policies of the Company designed to carry out the Company's commitment to preserving the natural environment of the communities it serves and the safety of its workplaces.	None

        The Committee did not meet in 2003, largely as the result of Board committee restructurings, but met on February 27, 2004.

Executive Committee

Members	Principal Functions	Meetings in 2003
P. Anthony Ridder, Chair Kathleen Foley Feldstein M. Kenneth Oshman	When the Board is not in session, the Executive Committee may exercise all powers of the Board delegated to it, except certain actions specified in the Company's bylaws, a copy of which is available on the Company’s website at www.kri.com.	None

Director Compensation

        Currently, non-employee directors receive an annual retainer of $60,000. Half of this retainer is paid in stock, and a director may choose to receive the balance in cash or stock. The annual retainer fee is paid in equal quarterly installments. Employee directors do not receive any compensation for serving as a member of our Board of Directors.

       Non-employee directors receive a fee of $1,500 for each Board meeting and meeting of shareholders and $1,000 for each committee meeting attended except for Audit Committee members who receive $1,500 per meeting. Each non-employee director who chairs a committee receives the following annual fee: Audit Committee $10,000; Compensation Committee $8,000; Nominating and Corporate Governance $8,000; and Environmental $5,000. The Company also reimburses directors for travel and other expenses incurred in attending meetings. Directors are also eligible to enter into individual agreements to defer with interest all or a portion of the fees payable to them until such later dates as may be provided in the agreements.

        Every December, each non-employee director is granted an option to purchase 5,000 shares of the Company’s common stock at the fair market value of the Company’s common stock on the date the option is granted. Options have a term of ten years and vest in equal annual installments over a three-year period from the date of grant. A director may exercise vested options: (1) while the optionee serves a director; (2) within five years after termination of service due to disability or retirement; (3) the earlier of three years after death or five years after termination of service if a director dies while serving on the Board or during the five year period after leaving the Board due to retirement or disability; or (4) within three months after an optionee ceases to be a director for any other reason. Payment is required upon exercise of an option and may be made in cash or by delivery to the Company of shares of the Company’s common stock or a combination of cash and shares.

        Directors are eligible to receive an annual lifetime benefit commencing upon retirement from the Board if: (i) they have never been employed by the Company; (ii) were age 65 or older on July 1, 1996; and (iii) have at least five years of service (or, if disabled, following at least two years of service) when they retire from the Board. The benefit ranges from 50% of the annual retainer fee for directors who retire after five years of service to 100% of the annual retainer fee for directors who retire with ten or more years of service.

Compensation Committee Interlocks and Insider Participation

        During 2003, the Compensation Committee was comprised of the following five non-employee directors: Randall L. Tobias, Chair (who resigned from the Board in September 2003), Thomas P. Gerrity, Patricia Mitchell, M. Kenneth Oshman and Gonzalo Valdes-Fauli. No member of the Compensation Committee served as an officer or employee of the Company or any of its subsidiaries during 2003. In addition, during 2003, no executive officer of the Company served as a director or as a member of the compensation committee of a company which employs a director of the Company.

Certain Relationships and Related Transactions

        From time to time, Knight Ridder and its subsidiaries engage in transactions with companies where one of the Company’s executive officers or directors or a member of his or her immediate family has a direct or indirect interest. All of these transactions, including those described below, are in the ordinary course of business and at competitive rates and prices.

        Mark Ernst, a director of the Company, is Chairman, President and Chief Executive Officer H&R Block, and Vasant Prabhu, a director of the Company, is Executive Vice President/Chief Financial Officer of Starwood Hotels & Resorts Worldwide, Inc., each of which purchases advertising from certain of the Company’s newspapers.

        Gonzalo F. Valdes-Fauli, a director of the Company, is a former Vice-Chairman of Barclays Capital and former Group Chief Executive Officer of Barclays Bank, Latin America, an affiliate of Barclays Bank plc, which is one of the Company’s lenders and provides certain pension management services to the Company.

        In addition, Peter B. Ridder, President and Publisher of The Charlotte Observer, is a brother of the Company’s Chairman and Chief Executive Officer, P. Anthony Ridder, and Par Ridder, President and Publisher of the St. Paul Pioneer Press, is the son of P. Anthony Ridder. In 2003, Peter B. Ridder and Par Ridder received aggregate compensation of $479,876 and $329,041, respectively.

Item 2: Ratification of Appointment of Independent Auditors

        The Audit Committee of the Board has selected Ernst & Young LLP, Independent Certified Public Accountants, to examine the books and accounts of the Company for the year 2004, and we are asking shareholders to ratify its selection. Ernst & Young LLP (“Ernst & Young”) has served as the Company’s independent auditors since 1951. Representatives of Ernst & Young will be present at the meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions from shareholders.

Fees and Services of Ernst & Young

        For the fiscal year ending December 28, 2003, fees for professional services provided by Ernst & Young were as follows (in thousands):

	2003	2002

Audit Fees (1)	$ 1,344	$ 1,079
Audit-Related Fees (2)	381	527
Tax Fees (3)	141	71
All Other Fees	--	--

Total	$ 1,866	$ 1,677

(1)	Includes fees associated with the annual audit of the Company’s consolidated financial statements, reviews of the Company’s quarterly reports on Form 10-Q and fees related to regulatory filings.
(2)	Audit-related fees relate principally to audits of Company-sponsored employee benefit plans, as well as other audits and audit-related services for subsidiaries and affiliates.
(3)	Tax fees relate to tax compliance services.

Audit Committee’s Pre-Approval Policies and Procedures

        The Audit Committee pre-approves the plans and fees of the independent auditors for all audit and permitted non-audit services.

        The Audit Committee and the Board of Director recommends that shareholders vote FOR ratification of the appointment of Ernst & Young.

Report of the Audit Committee

        The Audit Committee of the Board is comprised of four non-employee directors: Gonzalo F. Valdes-Fauli, Chair, Kathleen Foley Feldstein, Vasant Prabhu and John Warnock. The Board has determined that each member of the Committee is “independent” and “financially literate” in accordance with the listing standards of the NYSE. In addition, Mr. Prabhu is an “audit committee financial expert” as defined by the SEC.

        The Committee operates under a written charter that was approved and adopted by the Board, a copy of which is attached to this Proxy Statement as Appendix A. The charter is also available on the corporate governance section of the Company’s website at www.kri.com. The Committee has furnished the following report for fiscal year 2003:

What are the responsibilities of the Audit Committee?

        Pursuant to the Committee’s charter, the Committee is responsible for assisting the Company’s Board of Directors in fulfilling its oversight responsibilities in reviewing (i) the quality and integrity of the Company’s financial statements, (ii) the Company’s audit process, financial reporting function, systems of internal controls and compliance programs, (iii) the independent auditors’ qualifications and independence and (iv) the Company’s compliance with legal and regulatory standards and requirements. The Company’s management retains primary responsibility for the Company’s financial statements and the financial reporting process, including the system of internal control over financial reporting. The Company’s independent auditors, Ernst & Young, are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing principles and for issuing a report on such audit.

How does the Audit Committee carry out these responsibilities?

        In fulfilling its responsibilities, during fiscal year 2003, the Committee met eight times, and held discussions with management, the Company’s internal auditors and Ernst & Young. The Committee Chair met with management and Ernst & Young four additional times in 2003 to review the Company’s quarterly earnings releases. The full Committee reviewed the Company’s quarterly and annual financial statements with both management and Ernst & Young prior to issuance. Management has represented to the Committee, and Ernst & Young has confirmed, that the financial statements were prepared in accordance with generally accepted accounting principles.

        The Committee discussed with the Company’s internal and external auditors the scope and plans for their respective audits. The Committee met with the internal and external auditors, with and without management present, to discuss the results of their examinations, evaluations of the Company’s internal controls and the quality of the Company’s financial reporting.

        The Committee has also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). In addition, the Committee has received from and discussed with Ernst & Young its written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Ernst & Young the independent auditors’ independence from management and the Company. The Committee has also considered whether the provision of non-audit services by Ernst & Young in 2003 is compatible with maintaining the auditors’ independence.

        Based upon these reviews and discussions, the Committee has recommended to the Board that the Company’s audited financial statements for the fiscal year ended December 28, 2003 be included in the Company’s Annual Report on Form 10-K for fiscal year ended December 28, 2003. The Committee has also recommended, subject to shareholder ratification, the selection of Ernst & Young as the Company’s independent auditors for fiscal year 2004.

The Audit Committee

Gonzalo F. Valdes-Fauli, Chair
Kathleen Foley Feldstein
Vasant Prabhu
John Warnock

Executive Compensation

Report on Executive Compensation
by the Compensation Committee

        The Compensation Committee of the Board administers the Company’s executive compensation program. Each member of the Committee is an independent director as defined by the NYSE’s listing standards. In July 2003, the Committee adopted a charter that describes the Committee’s purpose, goals and responsibilities and membership guidelines. A copy of the charter is available on the corporate governance section of the Company’s website at www.kri.com. The Committee has furnished the following report on executive compensation for 2003:

What is our executive compensation philosophy?

        We firmly believe that the interests of the Company and its employees are inseparable. In support of that principle, the Committee has designed the Company’s executive compensation program to support what we believe to be an appropriate relationship between executive pay and the creation of shareholder value. To promote Company performance, we link a significant portion of executive compensation to the Company’s operating results. The objectives of our program are:

•	To align the interests of executives with the long-term interests of shareholders through awards whose value over time depends upon the performance of the Company’s common stock;

•	To provide compensation comparable to that offered by other companies in our industry, enabling the Company to attract, retain and motivate talented executives who are critical to the Company’s long-term success;

•	To motivate key executives to achieve strategic business initiatives and to reward them for their achievement; and

•	To set guidelines for substantial stock ownership by executives.

What are the elements of executive compensation?

        We compensate our executives principally through base salary, annual bonus, long-term incentive awards and stock options. In this way, a significant portion of the value ultimately realized by the executives, including the Chairman and Chief Executive Officer, will depend upon the Company’s performance and can be considered “at risk.”

        Our executives participate in a retirement plan, health plan, 401(k) plan and other voluntary benefit plans that we make available to all employees generally. Among these are relocation benefits, such as temporary living expenses. One-time relocation bonuses are sometimes provided to employees to assist with miscellaneous moving expenses and help compensate for housing differentials. We also provide our executives with a voluntary deferred compensation arrangement, which is similar to those typically offered to executives by the companies with which we compete for talent.

How did we determine base salaries for 2003

In General

        The Committee establishes senior executive salaries based on our review of the executive’s performance and compensation history, and information on salary levels at comparable companies.

Comparative Data

        Each year the Committee conducts a competitive compensation analysis for the top five executives. For 2003, this analysis was based on comparative data prepared by both the Company’s senior human resources officer and by an outside compensation consultant that the Committee has retained to advise it on executive compensation matters.

        The comparison group we chose for compensation purposes consisted of our competitors in the newspaper industry (the “Comparison Group”). We obtained data for the Comparison Group from a number of sources, including proxy statements, publicly available information and surveys by consulting firms.

Base Salaries of Executive Officers

        Data for the Comparison Group supported an annual increase in base salaries for 2003. The base salaries of our executives were generally between the median and 75th percentile for salaries of executives in the Comparison Group. The base salary for each of the named executive officers in 2003 is reported in the Summary Compensation Table that follows this report.

Base Salary of the Chief Executive Officer

        The Committee also increased the base salary of Mr. Ridder effective March 1, 2003, to $980,000. We believe that Mr. Ridder’s base salary in 2003 is consistent with the salaries of chief executive officers in the Comparison Group and with the Committee’s evaluation of Mr. Ridder’s leadership and management of the Company.

How did we determine bonuses for 2003?

Annual Incentive Plan

        We award cash bonuses under the Company’s Annual Incentive Plan. Under the plan, participants are eligible for cash bonuses ranging from 25% of salary in the case of participants whose annual salary is less than $50,000 to 50% in the case of those whose salary exceeds $250,000, and 70% for Mr. Ridder. In 2003, sixty-five percent of an executive’s bonus potential was tied to financial performance. Thirty-five percent was tied to specific non-financial objectives for the Company. For corporate participants, it was the financial performance of the Company on a consolidated basis compared to budget. For business unit participants, it was the financial performance of the individual business unit compared to its budget. In 2003, the measure of financial performance was operating profit.

        Under the plan, if the Company (or a business unit) meets its financial budget, the executive receives 100% of the portion of the potential bonus tied to financial performance (i.e., 65%). If operating profit is above or below budget, then the financial awards paid to plan participants will range from 0% of the targeted bonus (in the case of financial performance less than or equal to 90% of budget) to 300% of the targeted bonus (if the budget is exceeded by more than 20%). In order to achieve a payout under the plan greater than 200%, two criteria must be met: business unit operating profit must be at least 12% above prior year; and business unit operating profit must exceed Year 2000 levels. The total financial award payout for all participants in a business unit will be capped once the aggregate bonus amount above target bonus equals 25% of the amount that actual operating profit performance exceeds target. Plan participants may elect to defer any portion of their bonus to a later year.

Bonuses for Executive Officers

        The Committee awarded bonuses for 2003 to each executive officer under the Annual Incentive Plan. The bonus for each of the named executive officers is set forth in the Summary Compensation Table that follows this report.

Bonus for the Chief Executive Officer

        Mr. Ridder participates in the Company’s Annual Incentive Plan which aligns participating executives’ compensation directly to the Company’s operating results and ultimately to shareholder value. For 2003, Mr. Ridder’s bonus target was set at 70% of his salary.

What is our position on the deductibility of executive compensation?

        Provisions of federal tax law deny a company a tax deduction to the extent certain executives’ total compensation (excluding certain categories of “performance based” compensation) exceeds $1,000,000 in any year. At the 2000 Annual Meeting, shareholders of the Company approved certain amendments to the material terms of the Company’s Annual Incentive Plan to ensure that compensation paid by the Company to executive officers pursuant to the plan would be deductible by the Company for federal income tax purposes.

What were the long-term incentive awards in 2003?

In General

        Long-term incentives consist of stock options and Long-Term Incentive Plan awards. Both types of awards serve to focus executive attention on the long-term performance of the Company.

2003 Stock Option Grants

        Under the terms of the Company’s Employee Stock Option Plan, the Committee may grant executive officers and other key employees options to purchase shares of the Company’s common stock at the fair market value (i.e., market price) on the option grant date. The options granted in 2003 vest in three equal installments over a three-year period from the date of grant and expire ten years after the date of grant.

        The plan is designed to permit those executives who contribute to the performance of the Company and the market price of its common stock to benefit along with shareholders from increases in the value of the Company’s common stock.

        In 2003, after reviewing the Company’s financial performance and the competitive analysis prepared by the Committee’s compensation consultant, iQuantic Buck, we provided long-term incentive awards to executives by granting employee stock options. The number of stock options awarded to each of the senior executives (including Mr. Ridder) was between the median and 75th percentile of recent awards given by companies in the Comparison Group. The number of stock options of the Company awarded to each of the named executive officers is set forth in the Stock Option Grants Table that follows this report.

Long-Term Incentive Plan

        In January 2003, upon the recommendation of this Committee, the Board approved and adopted a new cash-based long-term incentive plan. The plan is intended to motivate and reward executives for achieving total shareholder return (“TSR”) equal to or greater than the median TSR of the companies in the Comparison Group. Participants are selected to participate in the plan prior to the commencement of a three-year performance period and are eligible to receive a cash award at the end of each performance period if certain specified performance targets are achieved. An executive’s ability to receive an award is contingent upon and related directly to the total return received by shareholders on their investment in the Company’s stock over a three-year period, compared to the return received by shareholders of the companies in the Comparison Group. TSR is calculated by adding a company’s annual stock appreciation and dividends (assuming dividends were reinvested at the end of each quarter in which a dividend is paid). All of the named executive officers participate in the plan. A description of the 2003 grants made under the plan to each of the named executive officers is set forth in the Long-Term Incentive Plan Awards Table that follows this report.

What are the Company’s stock ownership guidelines?

        To support the Company’s desire to increase management stock ownership, the Company established stock ownership guidelines for all of the Company’s executive officers and certain other key employees. The guidelines set what we believe is an appropriate level of ownership of Knight Ridder common stock as a multiple of the executive’s annual base salary (based on the market value of the stock). The multiple ranges from five times base salary (in the case of Mr. Ridder), to three times base salary (in the case of corporate senior vice presidents), to two times base salary (in the case of corporate vice presidents and publishers of the Company’s largest newspapers). The Company’s executive officers and certain other key employees are expected to achieve the applicable level of ownership over a three-year period.

        The Committee believes these guidelines have the positive effect of further aligning the interests of the executives and key employees with that of all shareholders.

The Compensation Committee

M. Kenneth Oshman, Chair
Thomas P. Gerrity
Patricia Mitchell
Gonzalo Valdes-Fauli

Executive Officers

        The following table includes certain information regarding the Company’s executive officers. Unless otherwise indicated, the age of each executive officer is as of February 1, 2004.

Name	Age	Recent Positions Held as of March 1, 2004

P. Anthony Ridder	63	Chairman and Chief Executive Officer since 1995. See Mr. Ridder’s biography under the caption “Directors Continuing in Office until 2005” on page 8.
Carlos Abaunza	44

Vice President and Controller since November 2003. Served as Vice President/Finance and Chief Financial Officer of The Miami Herald from 2002 to 2003 and Chief Financial Officer and Treasurer of World Fuel Services Corporation from 1988 to 2002.

Marshall Anstandig	55	Vice President/Senior Labor and Employment Counsel since 1998. Served as partner in the law firm of Brown & Bain, P.A. from 1996 to 1998.
Jerome Ceppos	57	Vice President/News since 1999. Served as Vice President and Executive Editor of the San Jose Mercury News from 1995 to 1999.
Mary Jean Connors	51	Senior Vice President since April 2003. Served as Vice President/Human Resources from 1989 to 2003.
Arden Dickey	50

Vice President/Circulation and Regional Call Centers since 2002. Served as Assistant Vice President/Circulation and Regional Call Centers from 2000 to 2002 and Vice President/Circulation of The Miami Herald from 1992 to 2000.

Gary R. Effren	47	Senior Vice President/Finance and Chief Financial Officer since 2001. Served as Vice President/Controller from 1995 to 2001.
Polk Laffoon IV	58	Vice President/Corporate Relations since 1994 and Corporate Secretary since 1999.
Tally C. Liu	53

Vice President/Internal Audit since 2002. Served as Senior Vice President/Finance and Operations of Knight Ridder Digital from 2000 to 2002 and Vice President/Finance of Knight Ridder from 1990 to 2000.

Sharon Mandell	40

Vice President/Technology since February 2004. Served as Chief Technology Officer of Knight Ridder Digital from 2002 to 2004, Vice President of Technology of Tribune Publishing from 2001 to 2002 and Vice President and Chief Technology Officer of Tribune Interactive from 1999 to 2001.

Larry D. Marbert	50	Vice President/Production and Facilities since 1998.
Larry Olmstead	46	Vice President/Staff Development and Diversity since 2002. Served as Assistant Vice President/News of Knight Ridder from 2001 to 2002 and Managing Editor of The Miami Herald from 1996 to 2001.
Michael Petrak	45	Vice President/Marketing since 2001. Served as Executive Vice President and General Manager of The Kansas City Star from 1997 to 2001.
Steven B. Rossi	54	President/Newspaper Division since 2001. Served as Senior Vice President/Operations from 1998 to 2001 and Executive Vice President and General Manager of Philadelphia Newspapers from 1992 to 1998.
Hilary Schneider	42	Vice President of Knight Ridder and President and Chief Executive Officer of Knight Ridder Digital, the Company’s Internet operations, since 2002. Served as Chief Executive Officer of Red Herring Communications from 2000 to 2002, President and Chief Executive Officer of Times Mirror Interactive from 1999 to 2000 and General Manager of The Baltimore Sun Company from 1998 to 1999.
Steven J. Stein	50	Vice President/Human Resources/Compensation and Benefits since 2000. Served as Assistant Vice President/Human Resources 1995 to 2000.
Bryon Traynor	46	Vice President/Shared Services since 2002. Served as a partner at Andersen Business Consulting from 1996 to 2002.
Michael Tully	47	Vice President/Operations since January 2004. Served as President and Publisher of the Bradenton Herald from 1999 to 2004, Senior Vice President of Advertising of Fort Worth Star-Telegram and Publisher of the Arlington Star-Telegram from 1992 to 1999.
Alice Wang	34	Vice President/Corporate Development since May 2003. Previously employed by Credit Suisse First Boston Corporation as Director/ Media and Telecommunications Group in 2002 and Vice President from 1999 to 2001.
Gordon Yamate	48	Vice President and General Counsel since 2000. Served as Vice President, General Counsel and Corporate Secretary of Liberate Technologies from 1999 to 2000 and a partner in the law firm of McCutchen, Doyle, Brown & Enersen from 1988 to 1999.

Compensation of Executive Officers

        The following table sets forth information regarding the compensation during the past three years of the Chief Executive Officer and each of the other four most highly compensated executive officers in 2003:

Summary Compensation Table

		Annual Compensation		Long-Term Compensation

Name/Principal Position (1)	Year	Salary ($)	Bonus ($)(2)	Securities Underlying Options (#)	LTIP Payouts ($)(3)	All Other Compensation ($)(4)

Anthony Ridder	2003	972,405	455,637	175,000	2,219,178	16,798
Chairman and CEO	2002	940,500	802,825	175,000	--	16,277
	2001	935,720	0	150,000	--	35,264
Steven B. Rossi	2003	645,962	216,285	110,000	1,370,669	8,553
President/Newspaper Division	2002	615,000	374,981	90,000	--	8,573
	2001	613,250	0	90,000	--	7,498
Mary Jean Connors	2003	540,577	180,944	65,000	1,253,183	8,180
Senior Vice President	2002	535,000	326,203	60,000	--	8,871
	2001	518,533	0	50,000	--	5,801
Gary R. Effren	2003	470,289	157,933	60,000	652,699	7,260
Senior Vice President/ Finance	2002	425,000	259,133	60,000	--	6,557
and Chief Financial Officer	2001	382,404	0	50,000	--	6,021
Gordon Yamate	2003	424,385	142,017	30,000	840,388	7,085
Vice President	2002	420,000	256,085	30,000	--	6,500
and General Counsel	2001	407,154	0	30,000	--	440,571	(5)

(1)

Except for Ms. Connors, the positions listed are the principal positions held by each of the named executive officers during fiscal year 2003. Ms. Connors was promoted to Senior Vice President effective July 7, 2003. Previously, Ms. Connors served as the Company’s Senior Vice President/Human Resources.

(2)	In accordance with a proposal by the Company’s management to the Compensation Committee, no annual bonuses were awarded to the Company’s officers in 2001, including the named executive officers.
(3)

Amounts represent the value of shares and accrued dividends issued to the named executive officers in accordance with the Company’s 1997 Long-Term Incentive Plan. As previously reported in the Company’s 2003 Proxy Statement (Summary Compensation Table, footnote 3), the performance period under the Company’s 1997 Long-Term Incentive Plan ended on December 31, 2002. The plan provided that none of the shares would vest unless the Company’s total shareholder return (“TSR”) was positive and at least equal to the median TSR of the other companies in the Company’s comparison group during the performance period (January 1, 2000 through December 31, 2002). Upon satisfaction of those conditions, 15% of the shares would vest if the Company’s TSR was equal to the peer group median and 100% of the shares would vest if the Company’s TSR was at the 90th percentile of the peer TSR or higher. In accordance with the plan, 100% of the shares granted to the participants vested because the Company’s TSR was greater than that of all other companies in the peer group during the performance period. In January 2003, the Company issued the vested shares and accrued dividends to plan participants, including the named executive officers.

(4)

The amounts listed for 2003, 2002 and 2001, respectively, represent (i) matching contributions to the named executive officers under the Company’s 401(k) Plan as follows: Mr. Ridder, $5,553, $5,500, and $5,100; Mr. Rossi, $6,000, $6,000, and $5,100; Ms. Connors, $6,000, $6,000, and $4,511; Mr. Effren, $6,000, $5,500, and $5,100; and Mr. Yamate, $6,000, $5,484, and $0; and (ii) the cost of life insurance on the lives of the named executive officers in 2003, 2002 and 2001, respectively, as follows: Mr. Ridder, $11,245, $10,777 and $10,777; Mr. Rossi, $2,553, $2,412 and $2,398; Ms. Connors, $2,180, $2,077and $1,290; Mr. Effren, $1,260, $1,057 and $921; and Mr. Yamate, $1,085, $1,016 and $990.

(5)	The amount listed for 2001 represents the aggregate signing and retention bonus paid on January 1, 2001 and the one-year anniversary of Mr. Yamate’s employment.
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        The following table sets forth information regarding stock options granted in 2003 to the executive officers named in the Summary Compensation Table:

Option/SAR Grants In Last Fiscal Year

Name	Number of Securities Underlying Options/SARs Granted(#)	% of Total Options/SARs Granted to Employees in Fiscal Year (%)	Exercise or Base Price ($/share)	Expiration Date	Grant Date Present Value ($)(1)(2)

P. Anthony Ridder	175,000	9.58	75.2050	12/4/2013	2,480,467
Steven B. Rossi	110,000	6.02	75.2050	12/4/2013	1,559,151
Mary Jean Connors	65,000	3.56	75.2050	12/4/2013	921,316
Gary R. Effren	60,000	3.29	75.2050	12/4/2013	850,446
Gordon Yamate	30,000	1.64	75.2050	12/4/2013	425,223

(1)

The “grant date present value” shown is a hypothetical value for the options on the date of grant based upon application of the Black-Scholes model. This model often is used to estimate the market value of transferable options by calculating the probability — based on the volatility of the stock subject to the option — that the stock price will exceed the option exercise price at the end of the option term. The assumptions used in calculating the Black-Scholes value of the options were: expected volatility of .0.2069; risk-free rate of return of 3.39%; dividend yield of 1.569%; and vesting over a three-year period from the date of grant. Based on this model, the calculated value of each option on December 4, 2003, was $14.1741 per share underlying each option.

(2)

The stock options are not transferable. The Black-Scholes estimate notwithstanding, an option granted under the Employee Stock Option Plan will have value only if and to the extent the optionee exercises the option at a time when the market price of the Company’s common stock is above the market price on the date the option was granted.

      The following table sets forth information regarding Company stock options exercised in 2003 by the executive officers named in the Summary Compensation Table, as well as the number of unexercised options held by each of them at the end of the 2003:

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year-End Option/SAR Values

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($)(1)

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

P. Anthony Ridder	71,000	2,487,132.50	688,344	341,666	14,744,568	2,470,907
Steven B. Rossi	0	--	281,667	199,999	5,817,236	1,387,099
Mary Jean Connors	16,000	641,364.30	320,334	121,666	8,289,372	844,874
Gary R. Effren	0	--	114,334	116,666	2,367,783	892,369
Gordon Yamate	0	--	85,000	60,000	1,769,580	443,350

(1)

The amount shown is the amount by which the market value at year-end of all shares subject to unexercised options exceeded the exercise price of those options and is based on the average of the high and low trading prices of the Company’s common stock on the NYSE on December 26, 2003.

        The following table sets forth information regarding long-term incentive plan awards granted in 2003 to the executive officers named in the Summary Compensation Table. The actual amount paid at the end of the performance period, if any, will depend on the TSR for Knight Ridder common stock during the performance period compared to the TSR for the stock of the other companies in the Comparison Group during the same period.

Long-Term Incentive Plan Awards in Last Fiscal Year

Name	Number of Shares, Units or Other Rights (#)(1)	Performance or Other Period Until Maturation or Payment

P. Anthony Ridder	34,092	1/1/03 - 12/31/05
Steven B. Rossi	22,293	1/1/03 - 12/31/05
Mary Jean Connors	19,393	1/1/03 - 12/31/05
Gary R. Effren	15,406	1/1/03 - 12/31/05
Gordon Yamate	15,225	1/1/03 - 12/31/05

(1)	The value of the grants to the named executive officers is based on the average daily closing price of the Company’s stock during December 2002, which was $62.13.

Other Benefits

        The following table shows the estimated annual benefits payable upon retirement as a straight-life annuity under the Company’s pension plan to an officer, hired prior to January 1, 1989 and retiring in 2003 at age 65 with a specified combination of final average earnings (salary and bonus) and years of service with the Company. The benefits shown are not subject to any reduction for Social Security or other offset amounts.

Pension Plan Table
Years of Service

Remuneration	15	20	25	30	35	40

125,000	34,542	39,806	45,070	50,333	53,458	56,583
200,000	57,042	66,056	75,070	84,083	89,083	94,083
300,000	87,042	101,056	115,070	129,083	136,583	144,083
400,000	117,042	136,056	155,070	174,083	184,083	194,083
500,000	147,042	171,056	195,070	219,083	231,583	244,083
600,000	177,042	206,056	235,070	264,083	279,083	294,083
700,000	207,042	241,056	275,070	309,083	326,583	344,083
900,000	267,042	311,056	355,070	399,083	421,583	444,083
1,000,000	297,042	346,056	395,070	444,083	469,083	494,083
1,300,000	387,042	451,056	515,070	579,083	611,583	644,083
1,600,000	477,042	556,056	635,070	714,083	754,083	794,083
1,900,000	567,042	661,056	755,070	849,083	896,583	944,083

        The salary and bonus of the Company’s five most highly compensated executive officers are shown in the Summary Compensation Table. As of the end of 2003, Mr. Ridder had 42 years of service with the Company; Mr. Rossi 16 years; Ms. Connors 24 years; Mr. Effren 23 years and Mr. Yamate 3 years.

        No officer of the Company has an employment agreement. The Company has agreements with its executive officers, including those named in the Summary Compensation Table, that entitle each executive to receive a lump sum cash severance payment equal to three times the executive’s annual salary and bonus if, after a change in control of the Company (as defined in the agreements), the Company terminates the executive’s employment or the executive resigns because of a reduction in position, salary or benefits.

Performance of Knight Ridder Common Stock

        The following graph compares the cumulative total return on the Company’s common stock during the past five years with the cumulative total return during the same period on the stocks that comprise the S&P 500 Stock Index and the S&P 500 Publishing Index. The S&P 500 Stock Index is comprised of 500 U.S. companies in the industrial, transportation, utilities and financial industries, weighted by market capitalization. The S&P 500 Publishing Index consists of the Company, Dow Jones & Company, Inc., Gannett Co., Inc., The McGraw-Hill Corporation, Inc., Meredith Corporation, The New York Times Company and Tribune Company, weighted by market capitalization.

        The following graph reflects the investment of $100 on December 31, 1998 in the Company’s common stock, the S&P 500 Stock Index and the S&P 500 Publishing Index. Dividends are assumed to have been reinvested as paid in the Company’s common stock and in the stocks in the S&P 500 Stock Index and quarterly in the stocks in the S&P 500 Publishing Index.

	Dec-98	Dec-99	Dec-00	Dec-01	Dec-02	Dec-03

Knight-Ridder, Inc.	100	118.48	115.18	133.74	132.37	164.70
S&P 500 Index	100	121.04	110.02	96.95	75.52	97.18
S&P 500 Publishing	100	133.94	120.16	124.35	132.49	157.40

Other Matters

When are shareholder proposals for the 2005 Annual Meeting due?

        To be considered for inclusion in the proxy statement for the 2005 Annual Meeting, a shareholder proposal must be received at the Company’s principal office no later than November 30, 2004. Such proposals should be addressed to Knight Ridder, 50 West San Fernando Street, Suite 1500, San Jose, California 95113, Attn: Corporate Secretary. As previously described, the Company’s By-laws require the Corporate Secretary to receive notice of all proposals by this date, whether or not they are included in the proxy statement. In the unlikely event any proposal received after this date was presented at the 2005 Annual Meeting, the proxyholders would be able to exercise discretionary authority to vote your shares on the proposal only to the extent authorized by Rule 14a-4(c) under the Exchange Act.

By Order of the Board of Directors

Polk Laffoon
Vice President/Corporate Relations
and Corporate Secretary

San Jose, California
March 31, 2004

Appendix A

KNIGHT-RIDDER, INC.
AUDIT COMMITTEE CHARTER
(as amended by the Audit Committee on January 26, 2004)

Composition of the Audit Committee:

        The Audit Committee shall consist of at least three directors, all of whom the Board has determined have no material relationship with the Company and are otherwise “independent” under the rules of the New York Stock Exchange (NYSE) and as defined under Section 301 of the Sarbanes-Oxley Act of 2002 (the “Act”) and the rules promulgated thereunder by the Securities and Exchange Commission (the “Commission”). Each member of the Audit Committee shall be, or will become within a reasonable period of time after appointment to the Committee, “financially literate,” as interpreted by the Board of Directors in its business judgment. It is the intention of the Company and the Board that at least one member of the Audit Committee will qualify as an “audit committee financial expert,” as that term is defined under Section 407 of the Act and the rules promulgated by the Commission thereunder, and the Company shall take such action necessary to designate such expert and ensure compliance with the Act and the foregoing rules. No director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee and discloses this determination in the Company’s annual proxy statement.

        Members of the Audit Committee shall be appointed by the Board based on nominations from the Company’s Nominating and Corporate Governance Committee, and shall serve at the pleasure of the Board and for such term or terms as the Board may determine. The Board shall designate one member of the Committee as its chairperson.

Purposes of the Audit Committee:

        The Audit Committee shall be responsible for assisting the Board of Directors in fulfilling its oversight responsibilities reviewing (i) the quality and integrity of the Company’s financial statements, (ii) the Company’s audit process, financial reporting function, systems of internal controls and compliance programs, (iii) the independent auditors’ qualifications and independence, (iv) the Company’s compliance with legal and regulatory requirements and (v) the performance of the Company’s internal audit function and independent auditors as follows:

(1)

The Audit Committee recognizes that the independent auditors for the company are accountable to the Board of Directors and the Audit Committee of the Company, and that the Audit Committee shall have the sole authority and direct responsibility to select, appoint, evaluate, determine the compensation of, retain, oversee the work of and, where appropriate, terminate and/or replace the independent auditors. Accordingly, the Audit Committee shall instruct the Board to present to the shareholders the yearly engagement of independent auditors for the Company, subject to shareholder ratification, and the Audit Committee shall discharge such auditors when deemed necessary or desirable by it. The independent auditors shall report directly to the Audit Committee.

(2)

The Audit Committee shall (i) review with the independent auditors and approve the plans and fees of the independent auditors for all auditing services and all non-audit engagements, and on an annual basis confirm the independence of the independent auditors, including reviewing each non-audit service provided by them and the fees therefor; (ii) at least annually, obtain from the independent auditors a written statement delineating all relationships between the auditors and the Company; (iii)

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review with the independent auditors the nature and scope of any disclosed relationships or professional services that may impact the objectivity and independence of the independent auditors; (iv) recommend that the Board of Directors take appropriate action to satisfy itself of the independence of the auditors; (v) ensure that the independent auditors prepare and deliver annually a formal written statement (the “Auditors’ Statement”) describing the independent auditors’ internal quality-control procedures, any material issues raised by the most recent internal quality-control review or peer review of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; (vi) discuss with the independent auditors any relationships or services disclosed in the Auditors’ Statement that may impact the quality of audit services or the objectivity and independence of the Company’s independent auditors; (vii) review and evaluate the qualifications, performance and independence of the lead partner of the independent auditors; (viii) discuss with management the timing and process for implementing the rotation of the lead audit partner and the reviewing partner, and consider whether there should be a regular rotation of the audit firm itself; and (ix) take into account the opinions of management and the Company’s internal auditors in assessing the independent auditors’ qualifications, performance and independence.

(3)

The Audit Committee shall (i) review the objectivity of the internal audit function, satisfying itself that the internal auditing staff is protected from undue pressure and is provided with the independence necessary to work in compliance with recognized standards of internal auditing; (ii) review the historical and proposed activities of the internal audit department; (iii) approve the planned scope of internal audits, and any changes thereto; (iv) review and approve the staffing of the internal audit department, including the sufficiency of technical knowledge and adequacy of information systems auditing expertise; (v) review and concur in the appointment, replacement, reassignment or dismissal of the chief internal auditor and (vi) set clear hiring policies for the Company in connection with the Company’s hiring of employees or former employees of the independent auditors.

(4)

The Audit Committee shall inquire of management, the chief internal auditor and the independent auditors about significant financial risks to the Company and assess the steps management has taken to minimize such risks. The Audit Committee shall also discuss policies with respect to risk assessment and risk management.

(5)	The Audit Committee shall consider, review and discuss with the Company’s management (including the Company’s chief internal auditor) and independent auditors

(i) the adequacy of the Company’s system of internal controls;

     (ii) any significant matters arising from any audit, including without limitation any audit problems or difficulties, whether raised by management, the internal auditing department or the independent auditors, relating to the Company’s financial statements;

   (iii) any difficulties the independent auditors encountered in the course of the audit, including without limitation any restrictions on their activities or access to requested information and any significant disagreements with management;

   (iv) any accounting adjustments that were noted or proposed by the independent auditors but were “passed” (as immaterial or otherwise), any alternative accounting treatments that were discussed by the independent auditors where applicable accounting rules permit alternative treatments, communications between the audit team and their national office with respect to auditing or accounting issues presented by the engagement and any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company;

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(v) any related significant audit findings and recommendations, together with management’s responses thereto;

      (vi) any major issues regarding accounting principles and financial statement presentations, including without limitation any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

     (vii) the types of financial information and earnings guidance provided, earnings press releases (which may be after issuance of such releases) and the types of presentations made, to analysts and rating agencies; and

(viii) such additional financial matters, reports or other disclosures as may be required by the rules of the NYSE, the Act, the Commission and/or other applicable securities laws.

(6)

The Audit Committee shall review and discuss the quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” with management and the independent auditors prior to the filing of each Form 10-Q to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the Audit Committee by the independent auditors.

(7)

The Audit Committee shall review and discuss the financial statements contained in the Annual Report and Form 10-K, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” with management and the independent auditors to determine that the independent auditors do not take exception to the disclosure and content of the financial statements. In connection with these activities, the Audit Committee shall review with management and the independent auditors the qualitative judgments on both the appropriateness and acceptability of accounting policies and principles and financial disclosure practices used or proposed to be adopted by the Company, and the independent auditors’ reasoning in accepting or questioning significant estimates made by management. The Audit Committee shall also discuss any other matters required by applicable law and professional standards and practices to be communicated to the Audit Committee by the independent auditors.

(8)

The Audit Committee shall prepare a report to be included in the Company’s annual proxy statement or, if the Company does not file a proxy statement, in the Company’s annual report filed on Form 10-K with the Commission in accordance with the Commission’s requirements.

(9)

The Audit Committee shall review with management, the chief internal auditor and the independent auditors the results of the Company’s monitoring of compliance with the Code of Business Ethics and the yearly circularization of the statement of the Company’s commitment to internal controls.

(10)

The Audit Committee shall prepare and review with the Board an annual performance evaluation of the Audit Committee, which evaluation shall be conducted in such manner as the Audit Committee deems appropriate, and the report to the Board may be made orally by the chairperson of the Audit Committee or any other member of the Audit Committee designated by the Audit Committee to make this report.

(11)

The Audit Committee shall provide both the independent and the internal auditors with access to the Board of Directors (through the Audit Committee of the Board). At its meetings, the Audit Committee shall meet separately, periodically, with management, the Company’s chief internal auditor and the independent auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. Among the items to be discussed in these meetings are the

3

auditors’ evaluation of the Company’s financial, accounting and auditing personnel as applicable, and the cooperation which the auditors received during the course of their audits.
(12)

The Audit Committee shall conduct such investigations into matters within the general scope of the Audit Committee’s responsibilities as it may deem appropriate from time to time or as may be referred to it by the Board.

(13)

The Audit Committee shall (i) meet at least once every fiscal quarter and more frequently as circumstances require and report committee actions to the Board of Directors with such recommendations, as the Audit Committee may deem appropriate, (ii) ask members of management or others to attend the Audit Committee meetings and provide pertinent information as necessary and (iii) prepare minutes of the Audit Committee meetings and ensure that they are filed with the Corporate Secretary.

(14)

The Audit Committee shall (i) review the policy and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets; (ii) consider the results of any review of these areas by the internal or external auditors; and (iii) review annually, with the Chief Financial Officer, the results of the review of Officers’ Travel and Entertainment Expenses.

(15)

The Audit Committee shall ensure that the Company provides annual written affirmation to the NYSE regarding (i) any Board of Directors’ determination regarding the independence of Audit Committee members; (ii) the financial literacy of Audit Committee members; (iii) the determination that at least one member of the Audit Committee qualifies as an “audit committee financial expert,” and (iv) the annual review of this charter.

(16)

The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters, and for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

(17)

The Audit Committee shall report regularly to the Board of Directors any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, and the performance of the internal audit function.

Delegation to Subcommittee:

        The Audit Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee consistent with applicable standards for such delegation.

Compensation of Audit Committee Members:

        No member of the Audit Committee may receive any compensation from the Company other than (i) director’s fees, which may be received in cash, stock options or other in-kind consideration ordinarily available to directors; (ii) pension or other deferred compensation for prior service that is not contingent on future service and (iii) any other regular benefits that other directors receive. No member of the Audit Committee may receive any consulting, advisory or other compensatory fee from the Company other than in his or her capacity as a member of the Audit Committee, the Company’s Board of Directors or any other committee of the Board.

4

Resources and Authority of the Audit Committee:

        The Audit Committee shall obtain advice and assistance from outside legal, accounting or other advisors, as the Audit Committee deems necessary to carry out its duties. In this regard, the Audit Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including without limitation the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. In addition, the Audit Committee shall be authorized and empowered to take any and all such action as it may determine is necessary or desirable to comply with the Act, the rules promulgated by the Commission pursuant to the Act, and the rules of the NYSE, all as amended from time to time.

5

Knight Ridder Employee Shareholders:

The Knight Ridder 2004 Annual Meeting will be held at 9:30 a.m. (Pacific time) Tuesday, May 4, at the Fairmont Hotel, 170 South Market Street, San Jose, California.

We are asking participants in the Company's 401(k) Plans, Employees Stock Purchase Plan and Annual Incentive Plan to vote on the items of business which will come before the Annual Meeting. These matters are described in detail in the notice of annual meeting and proxy statement described below. The administrators of your benefit plans are the shareholders of record of your plan shares and will vote those shares according to the instructions you provide by mail, telephone or Internet.

In an effort to reduce costs and facilitate voting, the proxy statement and annual report will be supplied electronically. Please visit the Company's Web site at www.kri.com to access these materials.

Contact the Knight Ridder proxy request line at 408-938-0288 if you would like to receive a printed copy of these materials.

Your vote is important to us. Please vote as soon as possible before April 29th.

Thank you for your participation.

KNIGHT-RIDDER, INC.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

        The undersigned hereby appoints P. Anthony Ridder, Polk Laffoon and Gordon Yamate, or any one of them, each with full power of substitution, to vote all the shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Knight-Ridder, Inc. to be held at The Fairmont Hotel, 170 South Market Street, San Jose, California at 9:30 a.m. on May 4, 2004, and any adjournments thereof.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR ELECTION, FOR ITEM 2 AND IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

(THIS PROXY IS CONTINUED ON REVERSE SIDE
PLEASE COMPLETE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE)

KNIGHT-RIDDER, INC.
P.O. BOX 11316
NEW YORK, N.Y. 10203-0316

YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

INTERNET			TELEPHONE			MAIL
https://www.proxyvotenow.com/kri			1-866-214-3763
•	Go to the website address listed above.	OR	•	Use any touch-tone telephone.	OR	•	Mark, sign and date your proxy card.
•	Have your proxy card ready.		•	Have your proxy card ready.		•	Detach your proxy card.
•	Follow the simple instructions that appear on your computer screen.		•	Follow the simple recorded instructions.		•	Return your proxy card in the postage-paid envelope provided.

PLEASE DO NOT RETURN YOUR PROXY CARD IF YOU VOTED BY PHONE OR INTERNET.

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET

[    ]

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒ Votes must be indicated (x) in Black or Blue ink.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.
1. Election of directors:										FOR	AGAINST	ABSTAIN
	FOR ALL	☐	WITHHELD FOR ALL	☐	EXCEPTIONS*	☐			2. Ratify the appointment of Ernst & Young LLP	☐	☐	☐
Nominees:		01 - Mark A. Ernst, 02 - Kathleen Foley Feldstein, 03 - Thomas P. Gerrity and 04 - Gonzalo F. Valdes-Fauli.							To change your address, please mark this box.			☐
(Instructions: To withhold authority to vote for any individual nominee, mark the "Exceptions*" box and write that nominee's name on the following blank line.)									To include any comments, please mark this box.			☐
Exceptions*									If you agree to access our Annual Report and Proxy Statement electronically in the future, please mark this box.			☐
I will attend the annual meeting in San Jose, California					YES	☐	NO	☐

SCAN LINE

Note: Please sign exactly as your name or name(s) appear(s), date and return this proxy card promptly in the enclosed envelope whether or not you plan to attend the Annual Meeting. For joint accounts, each owner should sign. When signing as officer, executor, administrator, attorney, trustee or guardian, or in any other legal capacity please give your full title(s) under the Signature(s).
Date	Share Owner sign here	Co-Owner sign here

KNIGHT-RIDDER, INC.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

        The undersigned hereby appoints P. Anthony Ridder, Polk Laffoon and Gordon Yamate, or any one of them, each with full power of substitution, to vote all the shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Knight-Ridder, Inc. to be held at The Fairmont Hotel, 170 South Market Street, San Jose, California at 9:30 a.m. on May 4, 2004, and any adjournments thereof.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR ELECTION, FOR ITEM 2 AND IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

(THIS PROXY IS CONTINUED ON REVERSE SIDE
PLEASE COMPLETE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE)

KNIGHT-RIDDER, INC.
P.O. BOX 11090
NEW YORK, N.Y. 10203-0090

YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

INTERNET			TELEPHONE			MAIL
https://www.proxyvotenow.com/kri			1-866-214-3763
•	Go to the website address listed above.	OR	•	Use any touch-tone telephone.	OR	•	Mark, sign and date your proxy card.
•	Have your proxy card ready.		•	Have your proxy card ready.		•	Detach your proxy card.
•	Follow the simple instructions that appear on your computer screen.		•	Follow the simple recorded instructions.		•	Return your proxy card in the postage-paid envelope provided.

PLEASE DO NOT RETURN YOUR PROXY CARD IF YOU VOTED BY PHONE OR INTERNET.

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET

[    ]

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒ Votes must be indicated (x) in Black or Blue ink.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.
1. Election of directors:										FOR	AGAINST	ABSTAIN
	FOR ALL	☐	WITHHELD FOR ALL	☐	EXCEPTIONS*	☐			2. Ratify the appointment of Ernst & Young LLP	☐	☐	☐
Nominees:		01 - Mark A. Ernst, 02 - Kathleen Foley Feldstein, 03 - Thomas P. Gerrity and 04 - Gonzalo F. Valdes-Fauli.							To change your address, please mark this box.			☐
(Instructions: To withhold authority to vote for any individual nominee, mark the "Exceptions*" box and write that nominee's name on the following blank line.)									To include any comments, please mark this box.			☐
Exceptions*									If you agree to access our Annual Report and Proxy Statement electronically in the future, please mark this box.			☐
I will attend the annual meeting in San Jose, California					YES	☐	NO	☐

SCAN LINE

Note: Please sign exactly as your name or name(s) appear(s), date and return this proxy card promptly in the enclosed envelope whether or not you plan to attend the Annual Meeting. For joint accounts, each owner should sign. When signing as officer, executor, administrator, attorney, trustee or guardian, or in any other legal capacity please give your full title(s) under the Signature(s).
Date	Share Owner sign here	Co-Owner sign here